Verano Announces Third Quarter 2023 Financial Results

Delivers Record Revenue of $240 Million, Increasing Net Cash Provided by Operating Activities, and Raises and Tightens 2023 Free Cash Flow1 Guidance Range to $72-76 Million

CHICAGO, November 8, 2023 (GLOBE NEWSWIRE) – Verano Holdings Corp. (NEO: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the third quarter ended September 30, 2023, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Management Commentary
“I am tremendously proud of the strong results we delivered in the third quarter, highlighted by raising and tightening our free cash flow guidance range and generating record revenue, and the recent strategic elevation of our capital markets strategy by uplisting to Cboe Canada,” said George Archos, Verano Founder, Chairman and Chief Executive Officer. “Our strong performance resulted from key drivers that include another seamless adult use transition in Maryland, the continued expansion of our wholesale business and market-leading positions in Connecticut and New Jersey, successful new product launches and line extensions across our growing brand portfolio, and the addition of new dispensaries to bolster our expanding retail footprint in key states.”

Archos continued: “While we never run our business based on legislative assumptions, we are encouraged by the multi-faceted federal reform efforts surrounding cannabis, and although we remain confident in our ability to continue growing our business in the current environment, we will continue to position ourselves to capitalize on growth opportunities should any federal reforms materialize. I am grateful to our Verano team for their continued efforts to disrupt, innovate and differentiate Verano at every level of our business, and remain excited and confident for our growth prospects in the future.”

Third Quarter 2023 Financial Highlights

	For the Three Months Ended,
($ in thousands)	September 30, 2023	June 30, 2023	September 30, 2022
Revenues, net of Discounts	$240,088	$234,115	$227,588
Gross Profit	133,220	115,191	122,994
Income from Operations	40,288	30,430	37,075
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(17,842)	(13,061)	(42,993)
Adjusted EBITDA[2]	89,349	71,512	82,124

•Revenue of $240 million increased 5% year-over-year and increased 3% versus the prior quarter.
◦Introducing state-level revenue to be reported on a recurring basis.
•Gross profit of $133 million or 55% of revenue.
•SG&A expense of $86 million or 36% of revenue.
•Net loss of $(18) million.
•Adjusted EBITDA2 of $89 million or 37% of revenue.
•Net cash provided by operating activities of $37 million.
•Capital expenditures of $10 million.
•Free cash flow1 of $27 million.

Third Quarter 2023 Financial Overview
Revenue for the third quarter 2023 was $240 million, up 5% from $228 million for the third quarter 2022, and up 3% from $234 million for the second quarter 2023. The increase in revenue for the third quarter 2023 compared to the third quarter 2022 was driven primarily by strength from wholesale adult use sales in Connecticut and Maryland, which began adult use sales in January 2023 and July 2023, respectively.

Gross profit for the third quarter 2023 was $133 million or 55% of revenue, up from $123 million or 54% of revenue for the third quarter 2022, and up from $115 million or 49% of revenue for the second quarter 2023. The increase in gross profit for the third quarter 2023 compared to the third quarter 2022 was driven primarily by increased vertical sell through and revenue growth.

SG&A expense for the third quarter 2023 was $86 million or 36% of revenue, flat with $86 million or 38% of revenue for the third quarter 2022, and up from $85 million or 36% of revenue for the second quarter 2023.

Net loss for the third quarter 2023 was $(18) million, versus a loss of $(43) million in the third quarter 2022, and $(13) million for the second quarter 2023. The decrease in net loss for the third quarter 2023 compared to the third quarter 2022 was driven by higher operating income and lower tax provision.

Adjusted EBITDA2 for the third quarter 2023 was $89 million or 37% of revenue, up from $82 million or 36% of revenue for the third quarter 2022, and up from $72 million or 31% of revenue for the second quarter 2023.

Net cash provided by operating activities for the nine months ended September 30, 2023 was $77 million, up from $65 million in the prior year period.

Capital expenditures for the nine months ended September 30, 2023 were $27 million, down from $110 million in the prior year period.

Free cash flow1 for the nine months ended September 30, 2023 was $51 million, up from $(44) million in the prior year period.

2023 Guidance
•The Company raises its free cash flow1 guidance for the year to $72-76 million, up from $65-75 million, and lowers its capital expenditures guidance to $30-37 million, down from $35-50 million.

Third Quarter 2023 and Subsequent Operational Highlights
•Welcomed cannabis customers at the Company's four Maryland Zen Leaf retail locations to commemorate the state's historic launch of adult use sales on July 1.
•Appointed John Tipton and Charles Mueller to the Company's Board of Directors.
•Expanded the Company's retail footprint across key markets by opening the following new stores:
◦MÜV dispensary locations in Apopka, Fort Pierce and Satellite Beach, Florida, raising the Company's total Florida retail footprint to 72 storefronts statewide;
◦and Zen Leaf social equity joint venture dispensaries in Norwich and Newington, raising the Company's Connecticut retail footprint to four locations.
•Commenced trading on Cboe Canada, elevating the Company's capital markets strategy and presence on a senior exchange with a global platform that spans 26 markets.
•Introduced Savvy Threads, a non-plant-touching e-commerce extension of the Company's Savvy brand featuring limited-edition, artist-driven streetwear available for sale and delivery to all 50 states.
•Relaunched national philanthropic donation campaigns benefiting the Lynn Sage Breast Cancer Foundation and The Weldon Project's Mission Green.
•Leading coalition of industry stakeholders as a plaintiff challenging the legality of the federal government's intervention in legal intrastate cannabis commerce under the Commerce Clause and Controlled Substances Act.
•Current operations span 13 states, comprised of 135 dispensaries and 14 production facilities with more than one million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of September 30, 2023, the Company’s current assets were $355 million, including cash and cash equivalents of $130 million. The Company had working capital of $3 million and total debt, net of issuance costs, of $422 million.

The Company’s total Class A subordinate voting shares outstanding was 343,529,456 as of September 30, 2023.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for November 8, 2023 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.

•Investors and participants can register in advance for the call by visiting: https://conferencingportals.com/event/sxTSCKLn
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On November 8, 2023, the live webcast can be accessed via the following link: https://events.q4inc.com/attendee/254800729
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
1 Free cash flow is a non-U.S. GAAP financial measure. It is derived from U.S. GAAP net cash provided by operating activities, which is also its most directly comparable U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities is set forth below in the tables included in this news release.
2 Adjusted EBITDA is a non-U.S. GAAP financial measure. It is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to adjusted EBITDA is net income (loss). The reconciliation of adjusted EBITDA to U.S. GAAP net income (loss) is set forth below in the tables included in this news release.

Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA,” “adjusted EBITDA,” and “free cash flow” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBIT as net income (loss) before interest expense and income tax expense, EBITDA as net income (loss) before interest expense, income tax expense, depreciation, and amortization, adjusted EBITDA as net income (loss) plus net interest expense, income tax expense, depreciation and amortization, and also excludes certain one-time items, and free cash flow as net cash provided by operating activities less capital expenditures. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.

Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (NEO: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano offers a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at www.verano.com.

Contacts:
Investors
Verano
Julianna Paterra, CFA
VP, Investor Relations
julianna.paterra@verano.com

Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed and subsequent quarterly reports on Form 10-Q for 2023 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Financial Information Tables
The following tables include the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations
($ in Thousands)

	For the Three Months Ended,
	September 30, 2023	June 30, 2023	September 30, 2022
Revenues, net of Discounts	$240,088	$234,115	$227,588
Cost of Goods Sold, net	106,868	118,924	104,594
Gross Profit	133,220	115,191	122,994
Gross Profit %	55%	49%	54%
Operating Expenses
Selling, General and Administrative	86,316	84,660	85,710
Loss on Impairment - Investment in Associates	6,571	—	—
Total Operating Expenses	92,887	84,660	85,710
Loss from Investments in Associates	(45)	(101)	(209)
Income from Operations	40,288	30,430	37,075
Other Income (Expense):
Gain (Loss) on Disposal of Property, Plant and Equipment	(234)	(388)	1,443
Gain on Deconsolidation	—	—	75
Gain on Previously Held Equity Interest	—	—	175
Interest Expense, net	(15,166)	(14,013)	(11,785)
Other Income (Expense), net	2,145	(1,411)	(595)
Total Other Income (Expense), Net	(13,255)	(15,812)	(10,687)
Income Before Provision for Income Taxes and Non-Controlling Interest	27,033	14,618	26,388
Provision for Income Tax Expense	(44,797)	(27,679)	(69,381)
Net Income Attributable To Non-Controlling Interest	78	—	—
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(17,842)	(13,061)	(42,993)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets
($ in Thousands)

	September 30,	December 31,
	2023	2022
	(Unaudited)
Cash and Cash Equivalents	$129,921	$84,851
Other Current Assets	225,083	233,424
Property and Equipment, Net	512,589	525,905
Intangible Assets, Net	1,114,088	1,180,766
Goodwill	269,222	269,088
Other Long-Term Assets	104,200	102,021
Total Assets	$2,355,103	$2,396,055

Total Current Liabilities	$352,300	$386,645
Total Long-Term Liabilities	689,318	667,860
Total Shareholders' Equity	1,313,407	1,341,550
Non-Controlling Interest	78	—
Total Liabilities and Shareholders' Equity	$2,355,103	$2,396,055

VERANO HOLDINGS CORP.
Segmented Revenue By State

	For the Three Months Ended,	For the Nine Months Ended,
Net Retail Sales by State	September 30, 2023	September 30, 2023
($ in thousands)	(Unaudited)	(Unaudited)
Florida	$53,685	$162,265
Illinois	30,914	93,741
New Jersey	30,408	100,539
Arizona	17,012	51,435
Pennsylvania	13,329	42,423
Maryland	10,578	17,719
Connecticut	7,530	20,811
Nevada	7,362	22,060
Ohio	5,849	19,284
Massachusetts	3,160	9,643
West Virginia	1,611	4,152
Other	4,269	12,235
Total Net Retail Sales	$185,707	$556,307

	For the Three Months Ended,		For the Nine Months Ended,
Wholesale Sales by State	September 30, 2023		September 30, 2023
	Gross	Net[1]	Gross	Net[1]
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New Jersey	$26,267	$16,254	$75,878	$35,778
Illinois	20,353	12,149	59,977	34,832
Connecticut	14,235	10,771	40,380	31,668
Maryland	9,320	6,042	19,829	13,973
Pennsylvania	7,890	4,239	21,693	12,123
Arizona	7,034	1,898	18,905	7,313
Nevada	2,555	769	7,435	2,118
Ohio	1,669	825	5,959	2,779
Massachusetts	1,570	644	5,327	2,440
West Virginia	1,486	780	3,863	1,912
Other	10	10	20	20
Total Wholesale Sales	$92,389	$54,381	$259,266	$144,956
1Net of intercompany eliminations

VERANO HOLDINGS CORP.
Free Cash Flow Guidance Reconciliation (Non-U.S. GAAP)

	Full-Year 2023 Guidance
	Low	High
($ in thousands)	(Unaudited)	(Unaudited)
Net Cash Provided by Operating Activities	$102,000	$113,000
Purchase of property, plant, and equipment	(30,000)	(37,000)
Free Cash Flow	$72,000	$76,000

VERANO HOLDINGS CORP.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Non-U.S. GAAP)

	Nine Months Ended September 30,
	2023	2022
($ in thousands)	(Unaudited)	(Unaudited)
Net Cash Provided by Operating Activities	$77,361	$65,311
Purchase of property, plant, and equipment	(26,503)	(109,720)
Free Cash Flow	$50,858	$(44,409)

Three Months Ended September 30,
2023
($ in thousands)	(Unaudited)
Net Cash Provided by Operating Activities	$36,621
Purchase of property, plant, and equipment	(9,962)
Free Cash Flow	$26,659

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP)

	For the Three Months Ended,		For the Nine Months Ended,
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(17,842)	$(42,993)	$(40,140)	$(53,054)
Interest Expense, Net	15,166	11,785	45,084	34,082
Income Tax Expense	44,797	69,381	100,796	105,998
Depreciation and Amortization - COGS	18,384	20,727	55,434	59,540
Depreciation and Amortization - SG&A	16,882	15,592	50,125	46,690
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$77,387	$74,492	$211,299	$193,256

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBIT (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP)

	For the Three Months Ended,
	September 30, 2023	June 30, 2023	September 30, 2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(17,842)	$(13,061)	$(42,993)
Interest Expense, Net	15,166	14,013	11,785
Income Tax Expense	44,797	27,679	69,381
Earnings Before Interest, Taxes (EBIT)	$42,121	$28,631	$38,173

COGS Add-backs:
Depreciation and Amortization - COGS	18,384	18,529	20,727
Acquisition, Transaction and Other Non-operating Costs	—	—	111
Employee Stock Compensation	625	488	1,745

SG&A Add-backs:
Depreciation and Amortization - SG&A	16,882	16,708	15,592
Acquisition, Transaction and Other Non-operating Costs	617	472	(1,791)
Employee Stock Compensation	4,062	3,260	8,075

Acquisition Adjustments and Other Income (Expense), net	$6,658	$3,424	$(508)

Adjusted EBITDA	$89,349	$71,512	$82,124